                                                                     Exhibit 4.1

                            SPECIMEN UNIT CERTIFICATE

NUMBER: _______________                                      UNITS: __________-U

                                                             SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                        ENERGY SERVICES ACQUISITION CORP.

                                                              CUSIP: ___________

                                      UNIT

              UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO
               WARRANTS EACH TO PURCHASE ONE SHARE OF COMMON STOCK

     THIS CERTIFIES THAT ___________________ is the owner of ___________________
Units.

     Each Unit ("UNIT") consists of one (1) share of common stock, par value $0.0001 per share ("COMMON Stock"), of Energy Services Acquisition Corp., a Delaware corporation (the "COMPANY"), and two warrants (the "WARRANTS"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination or (ii) __________, 2007 and will expire unless exercised before 5:00 p.m., New York City local time, on __________, 2011, or earlier upon redemption (the "EXPIRATION DATE"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2006, subject to earlier separation in the discretion of Ferris, Baker Watts, Incorporated. The terms of the Warrants are governed by a Warrant Agreement, dated as of __________, 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder upon written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

Dated:
       ----------


-------------------------------------   ----------------------------------------
Chief Executive Officer                 Secretary

                        ENERGY SERVICES ACQUISITION CORP.
                                 CORPORATE SEAL
                                      2006
                                    DELAWARE

                        ENERGY SERVICES ACQUISITION CORP.

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     "TEN COM" -- as tenants in common

     "TEN ENT" -- as tenants by the entireties

     "JT TEN" -- as joint tenants with right of survivorship and not as tenants in common

     "UNIF GIFT MIN ACT" ____________ Custodian _________________
                                      (Cust)              (Minor)
under Uniform Gifts to Minors Act ____________ (State)

     Additional Abbreviations may also be used though not in the above list.

     For value received, ________________ hereby sell, assign and transfer unto

________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________
     (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

     _________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________ attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated
      ----------


                                        ----------------------------------------

                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.


Signature(s) Guaranteed:

-------------------------------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).